UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2024

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

DE	1-4221	73-0679879
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 North Detroit Avenue

Tulsa, OK 74120

(Address of principal executive offices and zip code)

(918) 742-5531

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	HP	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On August 14, 2024, Helmerich & Payne, Inc., a Delaware corporation (the “Company”) entered into a Term Loan Agreement, dated as of August 14, 2024 (the “Term Loan Credit Agreement”), among the Company, Morgan Stanley Senior Funding, Inc., as Administrative Agent (the “Term Loan Administrative Agent”), and the other lenders party thereto.

Under the Term Loan Credit Agreement, the Company may obtain unsecured term loans in a single delayed draw in an aggregate principal amount up to $400 million, which reduces the commitments under the previously described bridge loan facility for purposes of financing the Acquisition to $1.5725 billion. The Term Loan Credit Agreement matures at the two-year anniversary of the funding of the term loans on the closing date of the Acquisition (as defined below) (the “Maturity Date”).

Under the terms of the Term Loan Credit Agreement, the Company can obtain Base Rate Loans or SOFR Loans. Base Rate Loans are denominated in dollars and bear interest at a Base Rate plus a margin ranging from 0 basis points to 62.5 basis points determined on the basis of the Company’s then current credit ratings. SOFR Loans bear interest at a Term SOFR Reference Rate plus an additional 10 basis point credit spread adjustment plus a margin ranging from 100 basis points to 162.5 basis points determined on the basis of the Company’s then current credit ratings. The Company is obligated to repay the aggregate principal amount of any outstanding Base Rate Loans or SOFR Loans on the Maturity Date. The Company may voluntarily prepay its borrowings, in whole or in part, without premium or penalty, but subject to reimbursement of funding losses with respect to prepayment of SOFR Loans. Capitalized terms used in this paragraph but not defined herein have the meaning ascribed to them in the Term Loan Credit Agreement.

The proceeds of the loans made under the Term Loan Credit Agreement may be used solely by the Company (i) to finance, in part, the Company’s previously announced acquisition of all of the issued share capital of KCA Deutag International Limited, a private company limited by shares incorporated under the laws of Jersey (“KCA Deutag”, and such acquisition, the “Acquisition”), including refinancing existing debt of KCA Deutag and its subsidiaries, and (ii) to pay fees, costs and expenses in connection with the Acquisition and the Term Loan Credit Agreement.

The Term Loan Credit Agreement contains certain representations and warranties and various affirmative and negative covenants and events of default, including, among other things, (i) a restriction on the ability of the Company or certain of its subsidiaries to incur or permit liens on assets, subject to certain significant exceptions, (ii) a restriction on the ability of certain of the Company’s subsidiaries to incur debt, subject to certain significant exceptions, (iii) the total funded debt to total capitalization ratio shall not exceed 55% as of the end of any fiscal quarter, (iv) a limitation on certain changes to the Company’s business, and (v) certain restrictions related to mergers and sales of all or substantially all of the Company’s assets.

The foregoing description of the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Revolving Credit Agreement

On August 14, 2024, the Company entered into an Amended and Restated Credit Agreement (the “Revolving Credit Agreement”) with the lenders party thereto (the “Revolving Credit Agreement Lenders”), the issuing lenders party thereto and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, swing line lender and issuing lender, which amended and restated the Credit Agreement, dated as of November 13, 2018 (as amended through Amendment No. 2 to Credit Agreement dated as of March 8, 2022, the “Existing Credit Agreement”), among the Company, the lenders party thereto and Wells Fargo, as administrative agent, swing line lender and issuing lender.

Under the terms of the Revolving Credit Agreement, the Company may obtain unsecured revolving loans in an aggregate principal amount not to exceed $950 million outstanding at any time (as compared to $750 million under the Existing Credit Agreement). $775 million of the revolving commitments under the Revolving Credit Agreement expire on November 12, 2028 and $175 million of the revolving commitments mature on November 10, 2027 (the “Stated Maturity Date”) (compared to the Existing Credit Agreement, under which $680 million of the commitments expired on November 10, 2027 and the remaining $70 million expired on November 13, 2024), but the Company may request two one-year extensions of the Stated Maturity Date, subject to satisfaction of certain conditions. Commitments under the Revolving Credit Agreement may be increased by up to $100 million, subject to the agreement of the Company and new or existing Revolving Credit Agreement Lenders.

Under the terms of the Revolving Credit Agreement, the Company can obtain Base Rate Advances or SOFR Advances. Base Rate Advances are denominated in dollars and bear interest at a Base Rate plus a margin ranging from 0 basis points to 50 basis points (no change from the Existing Credit Agreement) determined on the basis of the Company’s then current credit ratings. SOFR Advances bear interest at a Term SOFR Reference Rate plus an additional 10 basis point credit spread adjustment plus a margin ranging from 87.5 basis points to 150 basis points (no change from the Existing Credit Agreement) determined on the basis of the Company’s then current credit ratings. The Company is obligated to repay the aggregate principal amount of any outstanding Base Rate Advances or SOFR Advances on the earlier of the Stated Maturity Date or the effective date of any other termination, cancellation or acceleration of the Revolving Credit Agreement Lenders’ commitments under the Revolving Credit Agreement. The Company may voluntarily prepay its borrowings, in whole or in part, without premium or penalty, but subject to reimbursement of funding losses with respect to prepayment of SOFR Advances. Capitalized terms used in this paragraph but not defined herein have the meaning ascribed to them in the Revolving Credit Agreement

The proceeds of the loans made under the Revolving Credit Agreement may be used by the Company for (i) working capital and other general corporate purposes, (ii) for the payment of fees and expenses related to the entering into of the Revolving Credit Agreement and the other credit documents and (iii) for the refinancing of the extensions of credit under the Existing Credit Agreement.

As with the Existing Credit Agreement, the Revolving Credit Agreement contains certain representations and warranties and various affirmative and negative covenants and events of default, including, among other things, (i) a restriction on the ability of the Company or certain of its subsidiaries to incur or permit liens on assets, subject to certain significant exceptions, (ii) a restriction on the ability of certain of the Company’s subsidiaries to incur debt, subject to certain significant exceptions, (iii) the total funded debt to total capitalization ratio shall not exceed 55% as of the end of any fiscal quarter (previously, 50% under the Existing Credit Agreement), (iv) a limitation on certain changes to the Company’s business, and (v) certain restrictions related to mergers and sales of all or substantially all of the Company’s assets.

The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Term Loan Agreement, dated as of August 14, 2024, by and among the Company, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and the other lenders party thereto.
10.2*	Amended and Restated Credit Agreement, dated as of August 14, 2024, by and among the Company, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*      Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELMERICH & PAYNE, INC.

By:	/s/ William H. Gault
Name:	William H. Gault
Title:	Corporate Secretary

Date:	August 14, 2024